UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 3, 2009
WILLBROS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-11953	30-0513080

(Commission File Number)	(IRS Employer Identification No.)

4400 Post Oak Parkway, Suite 1000, Houston, Texas	77027

(Address of Principal Executive Offices)	(Zip Code)
(713) 403-8000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     Willbros Group, Inc., a Delaware corporation (the “Company”), was organized to enable its predecessor registrant and now its wholly-owned subsidiary Willbros Group, Inc., a Republic of Panama corporation (“Willbros Panama”), to complete a corporate reorganization resulting in its change in domicile from the Republic of Panama to Delaware. On March 3, 2009, Willbros Panama effected the reorganization pursuant to an Agreement and Plan of Merger, dated December 10, 2008 (the “Merger Agreement”), among Willbros Panama, the Company and Willbros Merger, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), whereby Merger Sub was merged with and into Willbros Panama, with Willbros Panama continuing as the surviving entity and becoming a wholly-owned subsidiary of the Company (the “Merger”). The Merger Agreement was approved and adopted by the requisite vote of stockholders at the special meeting of the stockholders of Willbros Panama held on February 2, 2009.
     In connection with the Merger, the Company executed a (i) Second Supplemental Indenture dated March 3, 2009, among the Company, Willbros Panama and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to JPMorgan Chase Bank, N.A.), as Trustee, which amends and supplements the Indenture dated March 12, 2004, as supplemented by the First Supplemental Indenture thereto dated September 22, 2005, relating to the 2.75% Convertible Senior Notes due 2024 issued by Willbros Panama and (ii) Second Supplemental Indenture dated March 3, 2009, among the Company, Willbros Panama, Willbros United States Holdings, Inc., a Delaware corporation formerly known as Willbros USA, Inc. (“Willbros Holdings”), and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, which amends and supplements the Indenture dated December 23, 2005, as supplemented by the First Supplemental Indenture thereto dated November 2, 2007, relating to the 6.5% Convertible Senior Notes due 2012 issued by Willbros Panama. Each Second Supplemental Indenture (collectively, the “Second Supplemental Indentures”) provides for the assumption of the obligations of Willbros Panama under the respective Indenture by the Company and that, upon conversion of the notes issued under such Indenture, shares of the Company’s common stock will be issued in lieu of Willbros Panama common stock. The Second Supplemental Indentures are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.
     Willbros Panama is a guarantor under the Credit Agreement dated as of November 20, 2007 (the “Credit Agreement”), among Willbros Holdings, as borrower, Willbros Panama and certain of its subsidiaries and affiliates, as guarantors, the lenders from time to time party thereto and Calyon New York Branch, as Administrative Agent, Collateral Agent and Issuing Bank. The Company has entered into Supplement No. 3 to the Credit Agreement, pursuant to which it has agreed to be added as an additional guarantor under the Credit Facility. Supplement No. 3 to the Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     As a result of the reorganization, the 1996 Stock Plan, the Director Stock Plan and the 2006 Director Restricted Stock Plan (collectively, the “Stock-Based Benefit Plans”) maintained by Willbros Panama were assumed by the Company under the Assumption and General Amendment of Employee Stock Plan and Directors’ Stock Plans and General Amendment of Employee Benefit Programs of Willbros Group, Inc. entered into by the Company and Willbros Panama (the “Assumption Agreement”), and pursuant to which, each outstanding option and other award under the Stock-Based Benefit Plans previously relating to shares of Willbros Panama common stock became an option to purchase, or an award relating to, the same number of shares of Willbros Delaware common stock, subject to the same terms and conditions, including the per share exercise price. The Assumption Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.
     Also in connection with the reorganization, the obligations of Willbros Panama under its outstanding warrants to acquire Willbros Panama common stock were assumed by the Company pursuant to a Warrant Assumption Agreement entered into by the Company and Willbros Panama, and each warrant became exercisable following the reorganization, in accordance with its terms, to acquire the number of shares of the Company’s common stock equaling the number of shares of Willbros Panama common stock that the holder would have been entitled to acquire pursuant to the warrant immediately prior to the reorganization. The Warrant Assumption Agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The descriptions of the Second Supplemental Indentures and the Company’s addition as guarantor under the Credit Agreement pursuant to Supplement No. 3 to the Credit Agreement under Item 1.01 are incorporated into this Item 2.03 by reference.

Item 8.01.	Other Events.
     The disclosure in Item 1.01 is incorporated into this Item 8.01 by reference.
     By virtue of the Merger, each issued and outstanding share of common stock, par value $0.05 per share, of Willbros Panama was converted into the right to receive one share of common stock, par value $0.05 per share, of the Company. As a result, each holder of Willbros Panama common stock immediately prior to the Merger now owns the identical number and percentage of the outstanding shares of common stock of the Company. The common stock will continue to be listed on the New York Stock Exchange under the symbol “WG” without interruption, and the Company will continue to use the same name, “Willbros Group, Inc.,” as its predecessor Willbros Panama.
     Holders of stock certificates representing shares of Willbros Panama common stock will need to exchange their stock certificates for stock certificates representing the Company’s common stock. Mellon Investor Services LLC has been appointed as exchange agent to handle the exchange of Willbros Panama stock certificates for the Company’s common stock certificates. The exchange agent will send a letter of transmittal to be used for the exchange to each former Willbros Panama stockholder of record. The letter of transmittal will contain instructions explaining the procedure for surrendering Willbros Panama stock certificates. Stockholders who surrender their stock certificates, together with a properly completed letter of transmittal, will receive stock certificates representing the shares of the Company’s common stock. Stockholders who hold Willbros Panama shares in “street name” or in book entry form through a brokerage do not need to take any action to effect the exchange.
     The issuance of the common stock of the Company pursuant to the Merger was registered under the Securities Act of 1933, as amended, pursuant to the Company’s Registration Statement on Form S-4 (File No. 333-155281), as amended (the “Registration Statement”), declared effective by the Securities and Exchange Commission on December 29, 2008. The proxy statement/prospectus, which forms a part of the Registration Statement, contains additional information about the corporate reorganization and the Merger. Please refer to the proxy statement/prospectus for additional information about the reorganization.
     The reorganization did not result in the change in the business, physical locations, management, assets, liabilities or net worth of Willbros Panama. In addition, the directors and executive officers of the Company are the same individuals who were directors and officers, respectively, of Willbros Panama immediately prior to the reorganization. However, as of the effective date of the reorganization the rights of the Company’s stockholders began to be governed by the General Corporation Law of the State of Delaware (the “DGCL”) and the Certificate of Incorporation and Bylaws of the Company attached hereto as Exhibits 3.1 and 3.2, respectively. A discussion of the Company’s common stock and a comparison of the rights of the holders of Willbros Panama common stock with the rights of the holders of the Company’s common stock is set forth in the sections entitled “Description of Willbros Delaware Capital

Stock” and “Comparison of Rights of Stockholders of Willbros Panama Capital Stock and Willbros Delaware Capital Stock” beginning on pages 20 and 23, respectively, of the proxy statement/prospectus.
     Pursuant to Rule 12g-3(a) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the shares of common stock, par value $0.05 per share, of the Company, as successor issuer, are deemed registered under Section 12(b) of the Exchange Act.
     The Company issued a press release dated March 3, 2009, with respect to the reorganization, which press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
     The Company will hold its 2009 annual meeting of stockholders on Wednesday, May 27, 2009, in Houston, Texas, at a location that will be identified in the Company’s annual meeting notice and proxy statement to be sent to stockholders of record prior to the annual meeting date.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
     The following exhibits are filed herewith:

Exhibit No.	Description

3.1	Certificate of Incorporation of Willbros Group, Inc., a Delaware corporation.

3.2	Bylaws of Willbros Group, Inc., a Delaware corporation.

4.1	Second Supplemental Indenture dated as of March 3, 2009, among Willbros Group, Inc., a Republic of Panama corporation, Willbros Group, Inc., a Delaware corporation, and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to JP Morgan Chase Bank, N.A.), as trustee.

4.2	Second Supplemental Indenture dated as of March 3, 2009, among Willbros Group, Inc., a Republic of Panama corporation, Willbros Group, Inc., a Delaware corporation, Willbros United States Holdings, Inc., a Delaware corporation (formerly known as Willbros USA, Inc.), and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee.

10.1	Supplement No. 3 to Credit Agreement dated March 3, 2009, among Willbros United States Holdings, Inc., a Delaware corporation (formerly known as Willbros USA, Inc.), as borrower, Willbros Group, Inc., a Delaware corporation, and Calyon New York Branch, as Administrative Agent, Collateral Agent and Issuing Bank.

10.2	Assumption and General Amendment of Employee Stock Plan and Directors’ Stock Plans and General Amendment of Employee Benefit Programs of Willbros Group, Inc. dated March 3, 2009, between Willbros Group, Inc., a Panama corporation, and Willbros Group, Inc., a Delaware corporation.

10.3	Warrant Assumption Agreement dated as of January 30, 2009, between Willbros Group, Inc., a Panama corporation, and Willbros Group, Inc., a Delaware corporation.

99.1	Press release of the Company dated March 3, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLBROS GROUP, INC., a Delaware corporation
Date: March 3, 2009	By:	/s/ Van A. Welch
Van A. Welch
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Incorporation of Willbros Group, Inc., a Delaware corporation.

3.2	Bylaws of Willbros Group, Inc., a Delaware corporation.

4.1	Second Supplemental Indenture dated as of March 3, 2009, among Willbros Group, Inc., a Republic of Panama corporation, Willbros Group, Inc., a Delaware corporation, and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to JP Morgan Chase Bank, N.A.), as trustee.

4.2	Second Supplemental Indenture dated as of March 3, 2009, among Willbros Group, Inc., a Republic of Panama corporation, Willbros Group, Inc., a Delaware corporation, Willbros United States Holdings, Inc., a Delaware corporation (formerly known as Willbros USA, Inc.), and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee.

10.1	Supplement No. 3 to Credit Agreement dated March 3, 2009, among Willbros United States Holdings, Inc., a Delaware corporation (formerly known as Willbros USA, Inc.), as borrower, Willbros Group, Inc., a Delaware corporation, and Calyon New York Branch, as Administrative Agent, Collateral Agent and Issuing Bank.

10.2	Assumption and General Amendment of Employee Stock Plan and Directors’ Stock Plans and General Amendment of Employee Benefit Programs of Willbros Group, Inc. dated March 3, 2009, between Willbros Group, Inc., a Panama corporation, and Willbros Group, Inc., a Delaware corporation.

10.3	Warrant Assumption Agreement dated as of January 30, 2009, between Willbros Group, Inc., a Panama corporation, and Willbros Group, Inc., a Delaware corporation.

99.1	Press release of the Company dated March 3, 2009.